Exhibit 2.5

SECOND AMENDMENT TO

AGREEMENT OF SALE

This Second Amendment to Agreement of Sale (the “Second Amendment”) is made as of the 15 day of December, 2011 by and among BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania corporation (“Seller”), and JFBB SKI AREAS, INC., a Missouri corporation (“Buyer”).

W I T N E S S E T H

WHEREAS, the Buyer and the Seller are the Buyer and the Seller, respectively, under that certain Agreement of Sale dated the 31st day of October, 2011 (the “Original Agreement”) concerning that property located in Blakeslee, Pennsylvania known as the Jack Frost Mountain Ski Resort, as amended by that Amendment to Agreement of Sale by and among Seller and Buyer dated December 6, 2011 (“Amendment”) (the Original Agreement and the Amendment, collectively, the “Agreement”); and

WHEREAS, the Buyer and the Seller desire to amend the Agreement as specifically set forth below.

NOW, THEREFORE, in consideration of the making of the Agreement and other good and valuable consideration, the Buyer and the Seller agree as follows:

1.  Deed. The form of Deed attached to the Agreement as Exhibit “O” (“Deed”) is hereby amended to delete the following language:

UNDER AND SUBJECT TO that Declaration of Covenants, Easements and Restrictions by and between Grantor and Grantee of even date herewith, which Declaration of Covenants, Easements and Restrictions shall be deemed to run with the land.

And replace the deleted language with the following:

UNDER AND SUBJECT TO that Declaration of Covenants, Easements and Restrictions by and between Grantor and Grantee of even date herewith, AND TOGETHER WITH that right of ingress, regress and egress over that portion of Jack Frost Mountain Entrance Road identified and described as “Road A” in the aforesaid Declaration, which right is described and assigned in the aforesaid Declaration and is subject to the further limitations of the Declaration, which Declaration is intended to be recorded simultaneously herewith and shall be deemed to run with the land.

2.  The form of Declaration of Covenants. Easements and Restrictions attached to the Agreement as Exhibit “T” (“Declaration”) is hereby amended as follows:

(a) Section 2(bb) of the Declaration is hereby deleted and replaced with the following language:

(bb)  The term “Road “A” shall mean that roadway located on the Blue Ridge Property consisting of the paved portion of the Jack Frost Mountain Entrance Road beginning at the intersection of Jack Frost Mountain Entrance Road and Route 940 and ending at the beginning of Road “B”, as more particularly designated on the Road Plan attached hereto and incorporated herein, and as described in that legal description attached hereto as Exhibit II (“Road A Legal”) In the event of an inconsistency between the designation of Road “A” on the Road Plan, and the description of Road “A” in the Road A Legal, the description of Road “A” in the Road A Legal shall control.

(b) Section 5 of the Declaration is hereby amended to add subsection (u) as follows:

(u)                                 Blue Ridge assigns to JFBB an interest, in common with others, in Blue Ridge’s right of ingress, regress and egress over Road “A”, as described herein on Exhibit “     ”, which assignment shall be under and subject to (i) the limitations on JFBB for the use of Road “A” as set forth in this Declaration, (ii) the obligations of JFBB to share in the costs of repair, replacement and maintenance of Road “A” as set forth in this Declaration and (iii) all other restrictions, limitations and obligations of JFBB pertaining to Road “A” as set forth herein. This assignment shall in no way terminate, limit, or abridge the easement rights of Blue Ridge to ingress, regress and egress over, under, through or across Jack Frost Mountain Entrance Road or Road “A”, previously reserved by Blue Ridge in prior deeds or prior documents for itself or its successors or assigns. For the avoidance of doubt, (i) Blue Ridge, (ii) all future development projects by Blue Ridge, and (iii) all future development projects by Blue Ridge’s grantees, successors or assigns, shall have the right of ingress, regress and egress over, under, through or across Jack Frost Mountain Entrance Road and Road “A” pursuant to the aforesaid easements or recorded documents.

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Notwithstanding anything to the contrary contained herein. JFBB and the JFBB Parties shall have (i) no right to park vehicles on Road “A” or any other portion of Jack Frost Mountain Entrance Road and (ii) no right to park on the road shoulders adjacent to Road “A” or any other portion of Jack Frost Mountain Entrance Road.

Notwithstanding anything to the contrary contained herein, or in any other recorded document. JFBB hereby waives any right of of JFBB or the JFBB Parties to any right of easement, ingress, egress, access or use of any portion of Jack Frost Mountain Entrance Road other than that set forth in the Road A Legal attached hereto as Exhibit “II”.

3.  Exhibit II to the Declaration. A copy of Exhibit 11 to the Declaration is attached hereto as Exhibit “A”.

4.  Legal Descriptions.

(a) Deed. The following language shall be added to the legal description of the Property as set forth on Exhibit “A” of the Deed attached to the Agreement as Exhibit “”:

(i) As to Lot 2.1, 2.2 and 2.3:

“BEING A PORTION of the premises which The Lehigh Coal and Navigation Company, by deed dated March 31, 1961, and recorded in Deed Book 214, page 115, granted to Blue Ridge Real Estate Company.”

(ii) As to Lot 2:

BEING A PORTION of the premises which The Lehigh Coal and Navigation Company, by deed dated March 31, 1961, and recorded in Deed Book 214, page 115, granted to Blue Ridge Real Estate Company.

ALSO BEING A PORTION of the premises which The Lehigh Coal and Navigation Company, by deed dated August 1, 1960, and recorded in Deed Book 209. page 485, granted to Blue Ridge Real Estate Company.

4.  No Other Amendments. Except as set forth in this Second Amendment, the terms, covenants, conditions and agreements of the Agreement shall

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remain unmodified and otherwise in full force and effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Second Amendment, the terms or this Second Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the day, month and year first above written.

SELLER:	BUYER:

BLUE RIDGE REAL ESTATE COMPANY,	JFBB SKI AREAS, INC.

a Pennsylvania corporation	a Missouri corporation

By:	By:

Attest:	Attest:
(Corporate Seal)	(Corporate Seal)

Consent of Peak Resorts, Inc.

The undersigned has executed this Second Amendment to acknowledge and confirm (i) its acceptance of the terms and conditions of this Second Amendment, and (ii) its acceptance of its rights, duties and obligations under this Second Amendment.

Peak Resorts, Inc., a Missouri corporation

By:
Name: Timothy D. Boyd
Title: President

ESCROW AGENT:

Pocono Area Abstract Company

a PA Corporation

By:	, PRES

Attest:
(Corporate Seal)

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Exhibit II

Road A Legal

The “Road A Legal” shall consist of aggregate of the following three legal descriptions, labeled “Road A Legal 1”, Road A Legal 2” and Road A Legal 3” attached hereto.

By way of reference, “Road A Legal 1” is contained in that Deed dated August 31, 1981 by and between Blue Ridge Real Estate Company, as grantor, and Snow Ridge, Inc., as grantee.

By way of reference, “Road A Legal 2” is contained in that Deed dated August 23, 1983 by and between Blue Ridge Real Estate Company, as grantor, and Snow Ridge, Inc., as grantee.

By way of reference, “Road A Legal 3” is contained in that Deed dated May 30, 1986 by and between Blue Ridge Real Estate Company, as grantor, and Snow Ridge, Inc., as grantee.

ROAD A LEGAL 1

ALSO GRANTING, CONVEYING AND CONFIRMING, unto the Grantee herein, its successors and assigns, forever hereafter the free and uninterrupted use, liberty, and privilege of and passage in and along a certain Private Road; said Private Road, being laid out, over, across and through other premises owned by the Grantor hereof, Blue Ridge Real Estate Company, leading from Pennsylvania Route $940 to and beyond the lands or premises being conveyed to the Grantee herein, as hereinbefore described; and all of which Private Road, is as more particularly shown and described on the Plan of Snow Ridge Development by R.K.R. Hess Associates; said Private Road having the following described centerline:

BEGINNING at a point, from which the southwesterly corner of Snow Ridge, Section A, as shown on a plan title, “Final P.U.D. Plan, Snow Ridge, Section A, Kidder Township, Carbon County, Pa.”, dated June 10, 1981, prepared by R.K.R. Hess Associates, Inc., and recorded in the Carbon County Courthouse; bears North 25 degrees, 46 minutes, 31 seconds East distant 30.00 feet; thence along said centerline .the following eighty nine (89) courses and distances:

(1)        North 64 degrees 13 minutes 29: seconds East 50.00 feet to a point of curvature of a tangent curve;

(2)        along a curve to the right having a radius of 950.00 feet for an arc length of 80.26 feet (the chord bearing and distance being South 61 degrees 48 minutes 16 seconds East 80.24 feet) to a point of tangency;

(3)        South 59 degrees 23 minutes 03 seconds East 105.07 feet to a point of curvature of a tangent curve;

(4)        along a curve to the left having a radius of 400.00 feet for an arc length of 128.71 feet (the chord bearing and distance being South 68 degrees 36 minutes 08 seconds East 128.15 feet) to a point of tangency;

(5)        South 77 degrees 49 minutes 13 seconds East 100.43 feet to a point of curvature of a tangent curve;

(6)        along a curve to the right having a radius of 400.00 feet for an arc length of 80.35 feet (the chord bearing and distance being South 72 degrees 03 minutes 55 seconds East 80.22 feet) to a point of tangency;

(7)        South 66 degrees 18 minutes 37 seconds East 314.99 feet to a point of curvature of a tangent curve;

(8)        along a curve to the right having a radius of 250.00 feet for an arc length of 34.38 feet (the chord bearing and distance being South 62 degrees 22 minutes 13 seconds East 34.36 feet) to a point of tangency;

(9)        South 58 degrees 25 minutes 48 seconds East 109.36 feet to a point of curvature of a tangent curve;

(10)     along a curve to the left having a radius of 350.00 feet for an arc length of 245.16 feet (the chord bearing and distance being South 78 degrees 29 minutes 48 seconds East 240.18 feet) to a point of tangency;

(11)     North 81 degrees 26 minutes 11 seconds East 39.69 feet to a point of curvature of at tangent curve;

(12)     along a curve to the left having a radius of 250.00 feet for an arc length of 55.98 feet (the chord bearing and distance being North 75 degrees 01 minute 20 seconds East 55.86 feet) to a point of reverse curvature;

(13)     along a curve to the right having a radius of 1000.00 feet for an arc length of 280.68 feet (the chord bearing and distance being North 76 degrees 38 minutes 55 seconds East 279.76 feet) to a point of reverse curvature.

(14)     along a curve to the left having a radius of 1300.00 feet for an arc length of 87.61 feet (the chord bearing and distance being North 82 degrees 45 minutes 32 seconds East 87.59 feet) to a point of reverse curvature;

(15)     along a curve to the right having a radius of 450.00 feet for an arc length of 141.51 feet (the chord bearing and distance being North 89 degrees 50 minutes 13 seconds East 140.92 feet) to a point of tangency;

(16)     South 81 degrees 09 minutes 16 seconds East 211.99 feet to a point of curvature of a tangent curve;

(17)     along a curve to the left having a radius of 450.00 feet for an arc length of 227.81 feet (the chord bearing and distance being North 84 degrees 20 minutes 34 seconds East 225.38 feet) to a point of tangency;

(18)     North 69 degrees 50 minutes 25 seconds East 140.26 feet to a point of curvature of a tangent curve;

(19)     along a curve to the right having a radius of 350.00 feet for an arc length of 140.04 feet (the chord bearing and distance being North 81 degrees 18 minutes 10 seconds East 139.11 feet) to a point of reverse curvature;

(20)     along a curve to the left having a radius of 212.00 feet for an arc length of 99.34 feet (the chord bearing and distance being North 79 degrees 33 minutes 15 seconds East 98.43 feet) to a point of tangency;

(21)     North 70 degrees 08 minutes 36 seconds East 10.20 feet to a point of curvature of a tangent curve;

(22)     along a curve to the left having a radius of 350.00 feet for an arc length of 160.01 feet (the chord bearing and distance being North 52 degrees 47 minutes 40 seconds East 158.62 feet) to a point of reverse curvature;

(23)     along a curve to the right having a radius of 162.00 feet for an arc length of 148.93 feet (the chord bearing and distance being North 65 degrees 20 minutes 16 seconds East 143.74 feet) to a point of reverse curvature;

(24)     along a curve to the left having a radius of 1000.00 feet for an arc length of 201.60 feet (the chord bearing and distance being North 84 degrees 03 minutes 31 seconds East 201.26 feet) to a point of tangency;

(25)     North 78 degrees 16 minutes 59 seconds East 328.53 feet to a point of curvature of a tangent curve;

(26)     along a curve to the left having a radius of 450.00 feet for an arc length of 4.83 feet (the chord bearing and distance being North 41 degrees 16 minutes 30 seconds East 4.83 feet) to a point of reverse curvature;

(27)     along a curve to the right having a radius of 150.00 feet for an arc length of 228.66 feet (the chord bearing and distance being South 58 degrees 32 minutes 27 seconds East 207.15 feet) to a point of tangency;

(28)     South 14 degrees 52 minutes 13 seconds East 449.06 feet to a point of curvature of a tangent curve;

(29)     along a curve to the right having a radius of 350.00 feet for an arc length of 54.61 feet (the chord bearing and distance being South 10 degrees 24 minutes 02 seconds East 54.55 feet) to a point of tangency;

(30)     South 05 degrees 55 minutes 51 seconds East 10.39 feet to a point of curvature of a tangent curve;

(31)     along a curve to the right having a radius of 500.00 feet for an arc length of 194.07 feet (the chord bearing and distance being South 03 degrees 04 minutes 19 seconds West 192.85 feet) to a point of reverse curvature;

(32)     along a curve to the left having a radius of 450.00 feet for an arc length of 177.82 feet (the chord bearing and distance being South 04 degrees 49 minutes 05 seconds East 176.66 feet) to a point of tangency;

(33)     South 06 degrees 30 minutes 08 seconds East 94.18 feet to a point of curvature of a tangent curve;

(34)     along a curve to the right having a radius of 900.00 feet for an arc length of 94.80 feet (the chord bearing and distance being South 03 degrees 29 minutes 04 seconds East 94.76 feet) to a point of compound curvature;

(35)     along a curve to the right having a radius of 700.00 feet for an arc length of 255.22 feet (the chord bearing and distance being South 10 degrees 11 minutes 10 seconds West 253.81 feet) to a point of reverse curvature;

(36)     along a curve to the left having a radius of 800.00 feet for an arc length of 163.90 feet (the chord bearing and distance being South 14 degrees 42 minutes 53 seconds East 163.61 feet) to a point of tangency;

(37)     South 08 degrees 39 minutes 58 seconds West 122.25 feet to a point of curvature of a tangent curve;

(38)     along a curve to the right having a radius of 1600.00 feet for an arc length of 104.63 feet (the chord bearing and distance being South 10 degrees 32 minutes 22 seconds West 104.61 feet) to a point of tangency;

(39)     South 12 degrees 24 minutes 46 seconds. West 203.74 feet to a point of curvature of a tangent curve;

(40)     along a curve to the left having a radius of 450.00 feet for an arc length of 208.83 feet (the chord bearing and distance being South 00 degrees 52 minutes 53 seconds East 206.96 feet) to a point of tangency;

(41)     South 14 degrees 10 minutes 32 seconds East 72.49 feet to. a point of curvature, of a tangent curve;

(42)     along a curve to the left having a radius of 700.00 feet for an arc length of 238.81 feet (the chord bearing and distance being South 23 degrees 56 minutes 56 seconds East 237.65 feet) to a point of tangency;

(43)     South 33 degrees 43 minutes 20 seconds East 79.53 feet to a point of curvature of a tangent curve;

(44)     along a curve to the left having a radius of 500.00 feet for an arc length of 294.31 feet (the chord bearing and distance being South 50 degrees 35 minutes 06 seconds East 290.08 feet) to a point of tangency;

(45)     South 67 degrees 26 minutes 51 seconds East 437.85 feet to a point of curvature of a tangent curve;

(46)     along a curve to the left having a radius of 500.0 feet for an arc length of 86.92. feet (the chord bearing and distance being South 72 degrees 25 minutes 39 seconds East 86.81 feet) to a point of tangency;

(47)     South 77 degrees 24 minutes 26 seconds East 666.91 feet to a point of curvature of a tangent curve;

(48)     along a curve to the right having a radius of 287.00 feet for an arc length of 126.91 feet (the chord bearing and distance being South 64 degrees 44 minutes 22 seconds East 125.88 feet) to a point of tangency;

(49)     South 52 degrees 04 minutes 19 seconds East 12.61 feet to a point of curvature of a tangent curve;

(50)     along a curve to the right having a radius of 450.00 feet for an arc length of 144.28 feet (the chord bearing and distance being South 42 degrees 53 minutes 13 seconds East 143.66 feet) to a point of tangency;

(51)     South 33 degrees 42 minutes 06 seconds East 105.40 feet to a point of curvature of a tangent curve;

(52)     along a curve to the right having a radius of 1400.00 feet for an arc length of 182.40 feet (the chord bearing and distance being South 29 degrees 58 minutes 10 seconds East 182.27 feet) to a point of tangency;

(53)     South 26 degrees 14 minutes 13 seconds East 223.54 feet to a point of curvature of a tangent curve;

(54)     along a curve to the left having a radius of 500.00 feet for an arc length of 204.19 feet (the chord bearing and distance being South 37 degrees 56 minutes 11 seconds East 202.77 feet) to a point of tangency;

(55)     South 49 degrees 38 minutes 08 seconds East 255.00 feet to a point of curvature of a tangent curve;

(56)     along a curve to the left having a radius of 500.00 feet for an arc length of 211.19 feet (the chord bearing and distance being South 61 degrees 44 minutes 10 seconds East 209.63 feet) to a point of tangency;

(57)     South 73 degrees 50 minutes 12 seconds East 214.05 feet to a point of curvature of a tangent curve;

(58)     along a curve to the right having a radius of 187.00 feet for an arc length of 53.00 feet (the chord bearing and distance being South 65 degrees 43 minutes 02 seconds East 52.82 feet) to a point of tangency;

(59)     South 57 degrees 35 minutes 53 seconds East 46.30 feet to a point of curvature of a tangent curve;

(60)     along a curve to the right having a radius of 350.00 feet for an arc length of 108.71 feet (the chord bearing and distance being South 48 degrees 41 minutes 59 seconds East 108.28 feet) to a point of tangency;

(61)     South 39 degrees 48 minutes 05 seconds East 142.13 feet to a point of curvature of a tangent curve;

(62)     along a curve to the left having a radius of 700.00 feet for an arc length of 165.39 feet (the chord bearing and distance being South 46 degrees 34 minutes 12 seconds East 165.00 feet) to a point of tangency;

(63)     South 53 degrees 20 minutes 19 seconds East 156.44 feet to a point of curvature of a tangent curve;

(64)     along a curve to the right having a radius of 3200.00 feet for an arc length of 146.67 feet (the chord bearing and distance being South 52 degrees 01 minutes 32 seconds East 146.66 feet) to a point of tangency;

(65)     South 50 degrees 42 minutes 45 seconds East 287.20 feet to a point of curvature of a tangent curve;

(66)     along a curve to the left having a radius of 600.00 feet for an arc length of 206.52 feet (the chord bearing and distance being South 60 degrees 34 minutes 23 seconds East 205.50 feet) to a point of tangency;

(67)     South 70 degrees 26 minutes 01 seconds East 38.14 feet to a point of curvature of a tangent curve;

(68)     along a curve to the right having a radius of 450.00 feet for an arc length of 131.50 feet (the chord bearing and distance being South 62 degrees 03 minutes 43 seconds East 131.04 feet) to a point of tangency;

(69)     South 53 degrees 41 minutes 25 seconds East 89.85 feet to a point of curvature of a tangent curve;

(70)     along a curve to the right having a radius of 350.00 feet for an arc length of 45.95 feet (the chord bearing and distance being South 49 degrees 55 minutes 45 seconds East 45.92 feet) to a point of reverse curvature;

(71)     along a curve to the left having a radius of 350.00 feet for an arc length of 66.52 feet (the chord bearing and distance being South 52 degrees 08 minutes 22 seconds East 66.42 feet) to a point of tangency;

(72)     South 57 degrees 02 minutes 49 seconds East 185.20 feet to a point of curvature of a tangent curve;

(73)     along a curve to the right having a radius of 187.00 feet for an arc length of 104.99 feet (the chord bearing and distance being South 40 degrees 57 minutes 45 seconds East 103.62 feet) to a point of tangency;

(74)     South 24 degrees 52 minutes 41 seconds East 61.09 feet to a point of curvature of a tangent curve;

(75)     along a curve to the right having a radius of 400.00 feet for an arc length of 152.80 feet (the chord bearing and distance being South 13 degrees 56 minutes 04 seconds East 151.87 feet) to a point of tangency;

(76)     South 02 degrees 59 minutes 27 seconds East 12.82 feet to a point of curvature of a tangent curve;

(77)     along a curve to the right having a radius of 350.00 feet for an arc length of 276.00 feet (the chord bearing and distance being South 19 degrees 35 minutes 59 seconds West 268.90 feet) to a point of tangency;

(78)     South 42 degrees 11 minutes 26 seconds West 155.95 feet to a point of curvature of a tangent curve;

(79)     along a curve to the right having a radius of 1100.00 feet for an arc length of 170.73 feet (the chord bearing and distance being South 46 degrees 38 minutes 13 seconds West 170.56 feet) to a point of tangency;

(80)     South 51 degrees 04 minutes 60 seconds West 260.74 feet to a point of curvature of a tangent curve;

(81)     along a curve to the left having a radius of 1500.00 feet for an arc length of 117.92 feet (the chord bearing and distance being South 48 degrees 49 minutes 52 seconds West 117.88 feet) to a point of tangency;

(82)     South 46 degrees 34 minutes 45 seconds West 242.93 feet to a point of curvature of a tangent curve;

(83)     along a curve to the left having a radius of 300.00 feet for an arc length of 199.17 feet (the chord bearing and distance being South 27 degrees 33 minutes 36 seconds West 195.53 feet) to a point of tangency;

(84)     South 08 degrees 32 minutes 26 seconds West 89.94 feet to a point of curvature of a tangent curve;

(85)     along a curve to the left having a radius of 400.00 feet for an arc length of 99.01 feet (the chord bearing and distance being South 01 degrees 26 minutes 59 seconds West 98.76 feet) to a point of tangency;

(86)     South 05 degrees 38 minutes 28 seconds East 56.17 feet to a point of curvature of a tangent curve;

(87)     along a curve to the left having a radius of 800.00 feet for an arc length of 183.72 feet (the chord bearing and distance being South 12 degrees 13 minutes 13 seconds East 183.32 feet) to a point of tangency;

(88)     South 18 degrees 47 minutes 58 seconds East 351.95 feet to a point of curvature of a tangent curve;

(89)     along a curve to the right having a radius of 900.00 feet for an arc length of 277.37 (the chord bearing and distance being South 11 degrees 02 minutes 44 seconds East 276.28 feet) to a point of intersection with Route 940.

The above described centerline having a 60 foot right-of-way, 30 feet on each side of the centerline.

THE ABOVE DESCRIBED Private Road being laid out over, across and through the following tracts of land:

Tracts Nos. 6 and 7 of all those certain tracts, pieces or parcels of land, which The Lehigh Coal and Navigation Company, by its Deed dated August l, 1960, and recorded in the Office for the Recording of Deeds, in and for the County of Carbon, at Jim Thorpe, Pennsylvania, in Deed Book Volume No. 209, at Page No. 442, et seq., did grant, convey and confirm unto the said Blue Ridge Real Estate Company, the Grantor hereof, in fee and Tracts Nos. 13, 14, 16, 17 and 20 of all those certain tracts, pieces or parcels of land, which The Lehigh Coal and Navigation Company, by its Deed dated March 31, 1961, and recorded in the Office for the Recording of Deeds, in and for the County of Carbon, at Jim Thorpe, Pennsylvania, in Deed Book Volume No. 214, at Page No. 115, et seq., did grant, convey and confirm unto the said Blue Ridge Real Estate Company, the Grantor hereof, in fee.

ROAD A LEGAL 2

ALSO GRANTING, CONVEYING AND CONFIRMING, unto Snow Ridge, Inc., the Grantee herein, its successors and assigns, forever hereafter the free and uninterrupted use, liberty, privilege of and passage in and along a certain Private Road said Private Road being laid out, over, across and through other premises owned by said Blue Ridge Real Estate Company, the Grantor herein, leading from Pennsylvania Route 1940 to and beyound the lands or premises being conveyed hereby to the Grantee herein as hereinbefore described, and all of which said Private Road is more particularly shown and described on the Plan of Snow Ridge Development by R.K.R. Hess Associates, the centerline of said Private Road having the following courses and distances and being described as follows:

BEGINNING at a point, from which the southwesterly corner of Snow Ridge - Section A as shown on a plan entitled, “Final P.U.D. Plan, Snow Ridge, Section A, Kidder Township, Carbon County, PA”, dated June 10, 1981, prepared by R.K.R. Hess Associates, Inc., and recorded in the Carbon County Courthouse at Jim Thorpe, Pennsylvania in Map Book No. 1 at Page No. 599, bears North 25 degrees 46 minutes 31 seconds East distant 30.00 feet, said Beginning point being also the same beginning point for that certain Private Road laid out, over, across and through other premises owned by said Blue Ridge Real Estate Company, the Grantor herein, the centerline of which is more particularly described in that certain Indenture dated August 31, 1981, from said Blue Ridge Real Estate Company, the Grantor herein, to Snow Ridge, Inc., the Grantee herein, and recorded in the Office of the Recorder of Deeds of Carbon County, Pennsylvania, in Deed Book Volume 424 Page 36.

(1)         N 64° 13’ 29”W 63.79’ to a point;

(2)         Along a curve to the right having a radius of 225.00’ the arc distance of 73.94’ to a point;

(3)         N 45° 23’ 56”W 256.14’ to a point;

(4)         Along a curve to the right having a radius of 300.00’ the arc distance of 193.02’ to a point;

(5)         N 8° 32’ 01”W 95.46’ to a point;

(6)         Along a curve to the right having a radius of 500.00’ the arc distance of 300.85’ to a point;

(7)         N 25° 56’ 28”E 73.11’ to a point;

The above-described centerline is that of said Private Road having a 60 foot right-of-way, 30 feet on each side of said centerline.

THE ABOVE DESCRIBED Private Road being laid out over, across and through Tract Nos. 13, 14 and 16 of those certain pieces, parcels or tracts of land which the Lehigh Coal and Navigation Company, by its deed dated March 31, 1961, and recorded in the Office for the Recording of Deeds, in and for the County of Carbon, at Jim Thorpe, Pennsylvania, in Deed Book Volume No. 214 at Page No. 115, et seq., did grant, convey and confirm in fee unto the said Blue Ridge Real Estate Company, the Grantor herein.

ROAD A LEGAL 3

ALSO GRANTING, CONVEYING AND CONFIRMING, unto Snow Ridge, Inc., the GRANTEE herein, its successors and assigns, forever hereafter the free and uninterrupted use, liberty, privlege of and passage in and along a certain Private Road said Private Road being laid out, over, across and through other premises owned by said Blue Ridge Real Estate Company, the GRANTOR herein, leading from Pennsylvania Route 1940 to and beyond the lands or premises being conveyed hereby to the GRANTEE herein as hereinbefore described, and all of which said Private Road is more particularly shown and described on the Plan of Snow Ridge Development by R. K. R. Hess Associates, the centerline of said Private Road having the following courses and distances and being described as follows:

BEGINNING at a point being the terminus point for that certain Private Road laid out, over, across and through other premises owned by said Blue Ridge Real Estate Company, the GRANTOR herein, the centerline of which is more particularly described in that certain Indenture dated August 23, 1983 from said Blue Ridge Real Estate Company, the GRANTOR herein, to Snow Ridge, Inc., the GRANTEE herein, and recorded in the Office of the Recorder of Deeds of Carbon County, Pennsylvania, THENCE continuing from said terminus point, along said centerline: (1) by a curve to the right having a radius of four hundred and zero hundredths (400.00) feet, an arc length of two hundred eighty-nine and ninety-nine hundredths (289.99) feet to a point, (2) North sixty-seven degrees twenty-eight minutes forty-four seconds East (N67°28’44”E) two hundred ninety-one and sixty hundredths (291.60) feet to a point, (3) by a curve to the right having a radius of two thousand and zero hundredths (2000.00) feet, an arc length of one hundred eighty-four and fifty-three hundredths (184.53) feet to a point, (4) North seventy-two degrees forty-five minutes fifty-five seconds East (N72°45’55”E) one hundred fifty-three and ninety-four hundredths (153.94) feet to a point, (5) by a curve to the left having a radius of eight hundred and zero hundredths (800.00) feet, an arc length of forty-seven and thirty hundredths (47.30) feet to a point, (6) North sixty-nine degrees twenty-two minutes forty seconds East (N69°22’40”E) two hundred two and seventy-three hundredths (202.73) feet to a point, (7) by a curve to the left having a radius of five hundred fifty and zero hundredths (550.00) feet, an arc length of three hundred eleven and forty-eight hundredths (311.48) feet to a point.

THE ABOVE DESCRIBED centerline is that of said Private Road having a 60 foot right-of-way, 30 feet on each side of said centerline.

THE ABOVE DESCRIBED Private Road being laid out over, across and through Tract Numbers 13, 14 and 16 of those certain pieces, parcels or tracts of land which the Lehigh Coal and Navigation Company, by its deed dated March 31, 1961, and recorded in the Office for the Recording of Deeds, in and for the County of Carbon, at Jim Thorpe, Pennsylvania, in Deed Book Volume Number 214 at Page Number 115, et seq., did grant, convey and confirm in fee unto the said Blue Ridge Real Estate Company, the GRANTOR herein.